TIAA-CREF Life Insurance Company
                   730 Third Avenue, New York, NY 10017-3206
                           Telephone [(800) 223-1200]

                Endorsement to Personal Annuity Select Contract

              Effective Date: [April 1, 2000 or Attached at Issue]

This endorsement changes your TIAA-CREF Life Personal Annuity Select Contract and becomes part of that contract. Please read this endorsement and attach it to your contract.

The purpose of this endorsement is to add new investment accounts under the separate account in your contract.

As of the effective date of this endorsement, the following investment accounts are available under your contract and you may allocate future premiums to and transfer among these accounts:

[Stock Index Account: This account holds shares in the Stock Index Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term rate of return from a diversified portfolio selected to track the overall market for common stocks publicly traded in the U.S., as represented by a broad stock market index.

     Growth Equity Account: This account holds shares in the Growth Equity Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term return, mainly through capital appreciation, primarily from a diversified portfolio of common stocks that present the opportunity for exceptional growth.

     Growth and Income Account: This account holds shares in the Growth and Income Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term return through capital appreciation and investment income, by investing in a broadly diversified portfolio of common stocks selected for their investment potential.

     International Equity Account: This account holds shares in the International Equity Fund of the TIAA-CREF Life Funds, which seeks favorable long-term returns, mainly through capital appreciation, by investing in a broadly diversified portfolio of primarily foreign equity investments.

     Social Choice Equity Account: This account holds shares in the Social Choice Equity Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term rate of return that tracks the investment performance of the U.S. stock market while giving special consideration to certain social criteria.]

Endorsement to Personal Annuity Select Contract
--------------------------------------------------------------------------------

All references describing the Separate Account Charge are modified as follows:

     Separate Account Charge. A separate account charge is assessed daily for mortality and expense risk and administration. The separate account charge is guaranteed not to exceed the annual effective rate of 1.2% of an investment account's average net assets.


SPECIMEN

President and
Chief Executive Officer

Thomas G. Walsh

                        TIAA-CREF Life Insurance Company
                   730 Third Avenue, New York, N.Y. 10017-3206
                            Telephone: [800-223-1200]

                        Personal Annuity Select Contract
                        Contract               Date of Issue
                         Number                mo  day    yr
                       [0-800135-6             10  01    2000]

          Annuitant      [John J. Jones]
          Owner          [ Jane J. Doe]

     This is a contract between you, the owner of this contract, and TIAA-CREF Life Insurance Company ("TIAA-CREF Life," "we," "us"). This page refers briefly to some of the features of this contract. The next pages set forth in detail the rights and obligations of both TIAA-CREF Life and you under the contract.

                   PLEASE READ YOUR CONTRACT. IT IS IMPORTANT.

                               GENERAL DESCRIPTION

     This is a flexible premium limited deferred annuity contract. Your contract accumulation (the value of your contract) is the sum of your fixed account accumulation and your investment account accumulations. Accumulations in the fixed account are credited with a guaranteed interest rate, and may also be credited with additional amounts. Accumulations in the investment accounts are variable, are not guaranteed, and may increase or decrease depending on the investment results of the funds underlying the investment accounts.

     TIAA-CREF Life will pay the income benefit provided under this contract to you, the owner, based on the life of the annuitant, who may be you or another person. If you or the annuitant die before the income benefit begins, we will pay the death benefit provided in this contract. For annuity benefits payable from the investment accounts, the dollar amount of each payment may increase or decrease depending on the investment results of the funds underlying the investment accounts. Initial payments from the investment accounts are calculated using an assumed net annual investment return of 4% and are then revalued periodically. Upon revaluation, if the net annualized rate of investment return exceeds 4% for the period of time since the last revaluation, the amount payable per annuity unit will increase. If it is less than 4%, the amount payable per annuity unit will decrease. The separate account charge will reduce the net annual investment return. The separate account charge will never exceed 1.2% per year of an investment account's average net assets.

     You may choose to withdraw all or a part of your contract accumulation on or before the day income benefits begin. This contract does not provide for loans.

     We may stop accepting premiums under this contract and accept premiums under a replacement contract. Such a replacement contract may include a surrender charge, a lower guaranteed interest rate on fixed account accumulations, and different annuity purchase rates.

     30 Day Right to Examine Your Contract. You have 30 days from the day you receive this contract to examine it. If you decide to cancel this contract, send it and your request to cancel to TIAA-CREF Life at the address above. Upon receipt of such request, we will refund the contract accumulation as of the date you mailed or delivered your request to us, plus premium taxes (if any) deducted from premiums paid. As of that date, the contract will then be void and no benefits will be provided under it.

     If you have any questions about your contract or need help to resolve a problem, you can contact us at the address or telephone number above.

             Nonqualified Flexible Premium Limited Deferred Annuity
              Fixed and Variable Accumulations and Income Benefits


                                    SPECIMEN
                                 Thomas G. Walsh
                                  President and
                             Chief Executive Officer

--------------------------------------------------------------------------------

TCL-1291.3               Table of Contents on Next Page                   Page 1
TIAA-CREF Life PAS             Index on Last Page                    Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


                                    CONTENTS

                                                       Page                                                             Page
GENERAL DESCRIPTION.......................................1      PART G: LUMP-SUM BENEFITS and TRANSFERS OF
                                                                      ACCUMULATIONS.......................................16
CONTENTS..................................................2           Availability
                                                                      Effective Date of a Lump-Sum Benefit or Transfer
PART A: OWNER / ANNUITANT DATA............................3
                                                                 PART H: TRANSFERS OF ANNUITY INCOME and
PART B: TERMS USED IN THIS CONTRACT.......................5           SWITCHES BETWEEN INCOME CHANGE
                                                                      METHODS.............................................16
PART C: CONTRACT and PREMIUMS.............................8           Transfers from the Investment Accounts
     The Contract                                                     Transfers from the Fixed Account
     Protection Against Contract Termination or Forfeiture            No Change in Income Choices
     Premiums                                                         Effective Date of a Transfer of Annuity Income
     Allocation of Premiums                                           Date of Change in Payments After a Transfer
     Premium Taxes                                                    Change in Number of Annuity Units Payable After a
                                                                           Transfer from an Investment Account
PART D: ACCUMULATIONS.....................................9           Change in Fixed Account Payments After a
     Contract Accumulation                                                 Transfer
     Fixed Account Accumulation                                       Actuarial Present Value
     Additional Amounts                                               Switching Between Income Change Methods
     Investment Account Accumulation                                  Effective Date of a Switch in Income Change Methods
     Accumulation Unit                                                Change in Number of Annuity Units Payable After a
     Net Investment Factor                                                 Switch in Income Change Methods
     Gross Investment Factor
     Separate Account Charge                                     PART I: GENERAL PROVISIONS...............................19
     Number of Accumulation Units                                     Insulation of Separate Account
                                                                      Addition or Deletion of an Investment Account, Unit
PART E: INCOME BENEFIT...................................10                Annuities from an Investment Account, or
     Payment of the Income Benefit                                         Income Change Method for Unit Annuities from
     Amount of the Income Benefit                                          an Investment Account
     Annuity Unit Values                                              Change or Substitution of Funds
     Number of Annuity Units                                          Reports
     Income Change Methods                                            No Loans
     Starting the Income Benefit                                      Assignment
     Income Options                                                   Protection Against Claims of Creditors
     Distribution Requirements upon the Death of the Owner            Non-Forfeiture of Benefits
                                                                      Procedure for Elections and Changes
PART F: DEATH BENEFIT....................................13           Payment to an Estate, Guardian, Trustee, etc.
     Availability of the Death Benefit                                Investment Company Act of 1940
     Death Benefit Payable Date                                       Service of Process upon TIAA-CREF Life
     Guaranteed Minimum Death Benefit                                 Benefits Based on Incorrect Age
     Amount of the Fixed Account Death Benefit                        Proof of Survival
     Number of Annuity Units Payable to the Death Benefit             Compliance with Laws and Regulations
          Payee                                                       Right to Amend
     Methods of Payment                                               Correspondence and Requests for Benefits
     Distribution Requirements upon the Death of the Owner
     Transfers and Switches Available to a Beneficiary           PART J: RATE SCHEDULE....................................22

                                                                 INDEX OF IMPORTANT TERMS AND PROVISIONS .................25


--------------------------------------------------------------------------------


TCL-1291.3                                                                Page 2
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


                             PART A: OWNER / ANNUITANT DATA


                                                             Annuity
                                          Date of           Starting
                       Contract            Issue              Date
                        Number         mo  day    yr      mo  day    yr

                      0-800135-6          10  01  2000      12  01  2018


                         Name                Date of Birth      Social Security Number

          Annuitant  John J. Jones            12  20 1952        111-11-1111
            Owner     Jane J. Doe             11  15 1950        ###-##-####


This contract was made and delivered in the State of New York. The validity and effect of the contract are governed by the laws there in force.

The minimum fixed account accumulation interest rate is 3.0%.

The separate account charge is at the effective annual rate of 1.2% per year of an investment account's average net assets. We may choose to waive a portion of the separate account charge.


--------------------------------------------------------------------------------


TCL-1291.3                                                                Page 3
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------

The following investment accounts are available as of the date of issue:

[ Stock Index Account: This account holds shares in the Stock Index Fund of the TIAA- CREF Life Funds, which seeks a favorable long-term rate of return from a diversified portfolio selected to track the overall market for common stocks publicly traded in the U.S., as represented by a broad stock market index.

     Growth Equity Account: This account holds shares in the Growth Equity Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term return, mainly through capital appreciation, primarily from a diversified portfolio of common stocks that present the opportunity for exceptional growth.

     Growth & Income Account: This account holds shares in the Growth & Income Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term return through capital appreciation and investment income, by investing in a broadly diversified portfolio of common stocks selected for their investment potential.

     International Equity Account: This account holds shares in the International Equity Fund of the TIAA-CREF Life Funds, which seeks favorable long-term returns, mainly through capital appreciation, by investing in a broadly diversified portfolio of primarily foreign equity investments.

     Social Choice Equity Account: This account holds shares in the Social Choice Equity Fund of the TIAA-CREF Life Funds, which seeks a favorable long-term rate of return that tracks the investment performance of the
     U.S. stock market while giving special consideration to certain social
     criteria.                                                                 ]

For the purposes of section 56, the following investment accounts are equity-based:

[    Stock Index Account
     Growth Equity Account
     Growth & Income Account
     International Equity Account
     Social Choice Equity Account.                                             ]


--------------------------------------------------------------------------------


TCL-1291.3                                                                Page 4
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


                       PART B: TERMS USED IN THIS CONTRACT

1. The Annuitant is the natural person whose life is used in determining the income benefit to be paid. The annuitant is named on page 3 of this contract, and may not be changed, except as provided in section 45.

2. The Annuity Starting Date shown on page 3 is the date on which your income is scheduled to begin. You may change your annuity starting date as explained in section 42.

3. Annuity Units. The annuity unit is the basic unit of payment for a unit-annuity from an investment account. There is a separate and distinct unit value for each combination of income change method and investment account. The values of annuity units change from time to time to reflect the investment experience of the investment accounts. The actual mortality and expense experience of the investment accounts will not reduce the amount payable per annuity unit.

4. Beneficiary. Beneficiaries are persons you name, in a form satisfactory to us, to:

     A) receive the death benefit as death benefit payee(s) if you die before the annuity starting date while the annuitant is alive; or
     B) become the owner, and receive any benefits due as owner, if you die on or after the annuity starting date.

     At any time you may name, change, add or delete beneficiaries, by written notice to us, as explained in section 74.

     Classes of beneficiaries. You can name two "classes" of beneficiaries, primary and contingent. These classes set the priority of payment or ownership. If any primary beneficiary is alive at the time of your death, the primary beneficiary(ies) will receive the death benefit or become the owner(s). If no primary beneficiary survives you, your "beneficiaries" are the surviving contingent beneficiary or beneficiaries you named. If a class contains more than one person, the then-living persons in the class will receive the death benefit or become owners in equal shares, unless you provide otherwise. For example, if you die before the annuity starting date, and you named your spouse as primary beneficiary and "children" as contingent beneficiaries, your spouse would receive the death benefit or become owner if he or she survived you. But if your spouse did not survive you, then your surviving children would receive the death benefit or become owners in equal shares. The share of any named beneficiary in a class who does not survive will be allocated in equal shares to the beneficiaries in such class who do survive, even if you've provided for these beneficiaries to receive unequal shares.

     No living beneficiaries. If you die before the annuity starting date and if you named your estate as beneficiary, or none of the beneficiaries you named is alive at the time of your death, or you never named a beneficiary, the death benefit will be paid to your estate in one sum.

     If you die on or after the annuity starting date and if none of the beneficiaries you named is alive at the time of your death, or you never named a beneficiary, the annuitant will become the owner. If the annuitant is not alive, the second annuitant (if any) will become the owner. If no beneficiary or annuitant is alive, the commuted value of any income benefit remaining due will be paid to your estate in one sum.

     Payments after the death of a beneficiary. Any periodic payments or other amounts

--------------------------------------------------------------------------------


TCL-1291.3                                                                Page 5
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


remaining due after the death of your beneficiary during a guaranteed or fixed period will be paid to the person named by you or your beneficiary to receive them, by written notice to us, as explained in section 74. The commuted value of these payments may be paid in one sum unless we are directed otherwise.

     If no one has been named to receive these payments, or if no one so named is living at the death of your beneficiary, the commuted value will be paid in one sum to your beneficiary's estate.

     If a person receiving these payments dies before the end of the guaranteed or fixed period, the commuted value of any payments still due that person will be paid to any other person named to receive it. If no one has been so named, the commuted value will be paid to the estate of the last person who was receiving these payments.

5. A Business Day is any day that the New York Stock Exchange is open for trading. A business day ends at 4:00 p.m. Eastern time, or when trading closes on the New York Stock Exchange, if earlier.

6. The Commuted Value of an annuity is an amount paid in a lump sum instead of in a series of payments. The commuted value is available only as described in section 4. The effective date of the calculation of the commuted value is the business day in which we receive the request for a commuted value, in a form acceptable to us.

     The commuted value of an annuity payable from the fixed account is the sum of the payments less the interest that would have been earned from the effective date of the commuted value to the date each payment would have been made. The interest rate used is the same as that used to determine the guaranteed amount of the annuity payments.

     The commuted value of a unit-annuity is the present value of the unit-annuity payments, based on interest at the effective annual rate of 4%. The dollar values used for the unit-annuity payments in the calculation are those that would be paid if periodic payments were to continue and the annuity unit value, under each income change method, on each future payment valuation date were to equal the annuity unit value as of the effective date of the calculation.

7. The Death Benefit is the value of your contract accumulation, or if greater, the sum of all premiums credited to this contract less any lump-sum benefits paid. It will be paid to the death benefit payee under one of the methods of payment set forth in Part F, if you or the annuitant dies before the annuity starting date.

8. The Death Benefit Payee can receive the death benefit if you or the annuitant dies before the annuity starting date. If you die, your beneficiary will be the death benefit payee. If the annuitant dies and you are not the annuitant, you will be the death benefit payee. Where the owner and the annuitant have died and there is not sufficient evidence that they have died other than simultaneously, then the beneficiary is the death benefit payee, unless you have provided otherwise.

9. Fixed Account. All premiums, transfers, and additional amounts credited to the fixed account become part of TIAA-CREF Life's general account.

10. A Fund is a mutual fund or a separate series of a mutual fund registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. Each fund consists of a portfolio of assets managed with a specific investment objective.

--------------------------------------------------------------------------------


TCL-1291.3                                                                Page 6
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


11. The General Account consists of all of TIAA-CREF Life's assets other than those in separate accounts.

12. The Income Benefit is the periodic amount payable under one of the options set forth in Part E. The first payment will be payable as of the annuity starting date.

13. The Income Change Method determines how frequently unit-annuity payments are revalued. The income change methods are described in section 41.

14. An Investment Account is a subaccount of the separate account that holds shares of a fund or funds which are managed with a specified investment objective. The investment accounts available as of the date of issue are listed on page 4. We may add, combine, or delete investment accounts as described in section 67. If we add any investment accounts, we will specify whether or not they are equity-based for the purposes of section 56.

15. A Lump-sum Benefit is a withdrawal in a single sum of all or part of your contract accumulation. The provisions concerning lump-sum benefits are set forth in Part G.

16. You are the Owner. During your lifetime, you may, subject to the rights of any assignee and to the extent permitted by law, exercise every right given by this contract without the consent of any other person. The owner may be changed as explained in section 74. The name of the owner as of the date of issue is shown on page 3.

17. The Rate Schedule sets forth the basis for computing the benefits available under your contract. The rate schedule is in Part J.

18. You name a Second Annuitant if you choose an income benefit under a two-life annuity option, as explained in section 43. Under a two-life annuity option the lives of the annuitant and the second annuitant are used in determining the income benefit.

19. Separate Account. All premiums and transfers credited to an investment account are part of the separate account. The separate account is designated as "TIAA-CREF Life VA-1" and was established by us in accordance with New York law to provide benefits from this contract and other similar contracts. The assets and liabilities of separate account TIAA-CREF Life VA-1 are segregated from the assets and liabilities of the general account and from the assets and liabilities of any other TIAA-CREF Life separate account.

20. You may Transfer some or all of your contract accumulation between the fixed account and the available investment accounts. The provisions concerning transfers of accumulations, including restrictions, are set forth in Part G. You may also transfer future annuity income between the fixed account and the available investment accounts after the annuity starting date. The provisions concerning transfers of annuity income, including restrictions, are set forth in Part H.

21. Unit-Annuity. The investment accounts provide income through a unit-annuity, which is a series of payments based on a specified number of annuity units payable at a stated frequency. The amount of each payment is equal to the then-current value of one annuity unit multiplied by the number of annuity units payable. The value of each annuity unit will change either once each year or once each month according to the income change method you select for that annuity unit.

--------------------------------------------------------------------------------


TCL-1291.3                                                                Page 7
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


We can delete or stop offering unit-annuities payable from any investment account as described in section 67.

22. A Valuation Day is any business day, as well as the last calendar day of each month.

                          PART C: CONTRACT and PREMIUMS

23. The Contract. This document and the attached application are the entire contract between you and TIAA-CREF Life. We have issued it in return for your completed application and the first premium. Any endorsement to or amendment of this contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA-CREF Life. All benefits are payable at our home office in New York, NY. This contract is incontestable.

24. Protection Against Contract Termination or Forfeiture. While your contract accumulation is at least $250, your rights under the contract will remain in force after the first premium has been paid. No additional premiums are required. You own this contract. If no premiums have been paid for three years, and your accumulation is less than $250, we may pay you your contract accumulation and terminate this contract.

25. Premiums. Premiums for this contract may be paid until the annuity starting date and in any amount not less than $25. We may limit total premiums and transfers allocated to the fixed account to $300,000 in any twelve-month period. We may stop accepting premiums under this contract after the effective date of a change in New York State Insurance Law which lowers the minimum required accumulation interest rate for flexible premium annuities from the rate in effect on December 31, 1998, provided that:

     a)   you have been given three months' written notice; and

     b) we accept premiums under a new TIAA-CREF Life deferred annuity contract issued to you with the same annuitant, annuity starting date, beneficiary and methods of benefit payment as those under this contract at the time of replacement. Such new contract may include a surrender charge on fixed account accumulations and may have a lower guaranteed interest rate and different annuity purchase rates than those under this contract. The new contract will also provide the same rights to elect changes as those provided under this contract.

     Your initial premium will be credited to your contract within two business days of the business day on which it is received by us at the location that we will designate. Each subsequent premium will be credited to your contract as of the business day on which it is received by us at the location that we will designate.

26. Allocation of Premiums. You may change your allocation for future premiums at any time. Your premiums are allocated among the fixed account and the available investment accounts according to the most recent valid instructions we have received from you in a form acceptable to us. The investment accounts available as of the date of issue are shown on page 4. If you allocate premiums to the fixed account, they increase your fixed account accumulation. If you allocate premiums to an investment account, they purchase accumulation units in that account.

27. Premium Taxes. State and local government premium tax, if applicable, will be deducted

--------------------------------------------------------------------------------


TCL-1291.3                                                                Page 8
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


from your contract accumulation when incurred by us. We may deduct these taxes when the premium is received by us or when annuity income or death benefit payments commence. If no amount for premium tax was deducted, but premium tax is later determined to be due, we will reduce your contract accumulation by the amount of tax which is determined to be due by us.

                              PART D: ACCUMULATIONS

28. Your Contract Accumulation is equal to the sum of your fixed account accumulation and your investment account accumulations. Your fixed account accumulation is guaranteed by TIAA- CREF Life's general account. Separate account accumulations are not guaranteed, and you bear the investment risk of your separate account accumulations. Once your contract accumulation has been applied to begin payment of an income benefit, we will have fulfilled all obligations concerning your contract accumulation.

29. Your Fixed Account Accumulation is equal to:

     A)   all premiums allocated to your fixed account accumulation; plus
     B)   all transfers credited to your fixed account accumulation; plus
     C) interest credited to your fixed account accumulation at the guaranteed effective annual rate of 3%; plus
     D) any additional amounts in excess of the guaranteed interest credited to your fixed account accumulation; less
     E)   any premium taxes incurred by us for your fixed account accumulation;
          less
     F) the amount of any lump-sum benefits paid, or transfers from your fixed account accumulation.

30. We may credit Additional Amounts to your fixed account accumulation. Additional amounts may also be paid with any fixed account benefits payable to you or your beneficiary. We do not guarantee that there will be additional amounts.

     Any additional amounts credited to your fixed account accumulation will be credited under a schedule of additional amounts rates declared from time to time by TIAA-CREF Life. For a fixed account accumulation in force as of the effective date of such a schedule, the additional amount rates will not be modified for a period of twelve months following the schedule's effective date. For any premiums, any additional amounts, and any transfers applied to the fixed account during the twelve-month period described in the preceding sentence, we may declare additional amounts at rates which remain in effect through the end of such twelve-month period. Thereafter, any additional amount rates declared for such premiums, additional amounts and transfers will remain in effect for periods of twelve months or more.

31. An Investment Account Accumulation (the value of your share of an investment account) is equal to the number of your accumulation units multiplied by the value of one accumulation unit in that investment account. Investment account accumulations are variable and are not guaranteed. They may increase or decrease depending on the investment results of the funds underlying the investment accounts.

32. Accumulation Unit. Each investment account maintains a separate accumulation unit. The value of each investment account's accumulation unit is calculated at the end of each valuation day. The value of an investment account's accumulation unit is equal to the prior valuation day's value

--------------------------------------------------------------------------------


TCL-1291.3                                                                Page 9
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


multiplied by the account's net investment factor.

33. An investment account's Net Investment Factor equals its gross investment factor minus the separate account charge incurred since the previous valuation day.

34. An investment account's Gross Investment Factor equals A divided by B, as follows:

     A equals   i.  the net asset value of the shares in the fund(s) held by the account as of the end of the valuation day, excluding the net effect of contract holders' transactions (i.e., premiums received, benefits paid, and transfers to and from the account) made during that day; plus
               ii.  investment income and capital gains distributed to the account; less
              iii.  any amount paid and/or reserved for tax liability resulting from the operation of the account since the previous valuation day.

     B equals the value of the shares in the fund(s) held by the account as of the end of the prior valuation day, including the net effect of contract holders' transactions made during the prior valuation day.

35. Separate Account Charge. A separate account charge is assessed for mortality and expense risk and administration. The separate account charge is guaranteed not to exceed an effective annual rate of 1.2% of an investment account's average net assets.

36. Number of Accumulation Units. The number of your accumulation units in an investment account under your contract will be increased by:

     A)   any premiums you allocate to that investment account; and
     B)   any transfers you make to that investment account;

and will be decreased by:

     C) any premium taxes incurred by us for your investment account accumulation;
     D) any lump-sum benefits paid from your account accumulation in that investment account; and
     E) any transfers from your account accumulation in that investment account to the fixed account or another investment account.

     The increase or decrease in the number of your accumulation units on any valuation day is equal to the net dollar value of all transactions divided by the value of the investment account's accumulation unit as of the end of the valuation day.

                             PART E: INCOME BENEFIT

37. Payment of the Income Benefit. The fixed account and investment account accumulations of your contract can be used to provide income benefits.

     Income amounts payable from the fixed account are guaranteed as shown in the rate schedule and are payable from the general account. Income provided from the investment accounts is variable and may increase or decrease depending on the investment results of the underlying funds.

     The income benefit will be paid to you, the owner. If you die while any income benefit payments remain due, the beneficiary will become the owner. The beneficiary, as the new owner, will receive the income benefit and may name or change beneficiaries as described in section 4.

--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 10
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


38. The Amount of the Income Benefit payable from the fixed account as of the annuity starting date will be determined by:

     A)   the amount of your fixed account accumulation;
     B)   the rates specified in the rate schedule;
     C)   the income option and payment frequency you choose;
     D)   if you choose a one-life annuity, the annuitant's age; and
     E) if you choose a two-life annuity; the annuitant's age and the second annuitant's age.

     If the income benefit would be less than $100 a month, we will have the right to change to quarterly, semiannual or annual payments, whichever will result in payments of $100 or more and the shortest interval between payments.

39. Annuity Unit Values. Separate annuity unit values are maintained for annuity units payable from each investment account under each income change method. The values are calculated as of each valuation day.

     Annuity unit values for an income change method are determined by multiplying each account's annuity unit value at the end of the previous valuation day by that account's net investment factor for the valuation period, and dividing the result by the value of $1.00 accumulated with interest over the valuation period at an effective annual rate of 4%. The resulting value is then adjusted to reflect that annuity income amounts are redetermined only on the payment valuation date for that income change method. The purpose of the adjustment is to equitably apportion assets of each account among annuitants who receive annuity income for the entire period between two payment valuation dates for an income change method, and those who start or stop receiving annuity income under that income change method between the two dates.

40. The Number of Annuity Units payable under each income change method from each investment account will be determined as of your annuity starting date, by:

     A)   the value of your accumulation units in that investment account;
     B)   the rates specified in the rate schedule;
     C)   the income option you choose;
     D)   if you choose a one-life annuity, the annuitant's age;
     E) if you choose a two-life annuity; the annuitant's age and the second annuitant's age; and
     F) for the income change method selected, that investment account's annuity unit value.

41. Income Change Methods. Unit-annuity payments are determined under one of two income change methods. Under the annual income change method, the amount of each unit-annuity payment is revalued each year. Currently, the payment changes on May 1, using the annuity unit value as of the payment valuation date for the annual income change method, which is the prior March 31. We reserve the right to modify the date the payment changes and the associated payment valuation date.

     Under the monthly income change method, the amount of each unit-annuity payment is revalued each month. The payment amount is determined using the annuity unit value as of the payment valuation date for the monthly income change method in the prior month. Currently, the payment valuation date for the monthly income change method is the twentieth day of a month (or if the twentieth is not a business day, the prior business day) for unit-annuity payments due on the first day of the following month. We reserve the right to modify the payment valuation date for

--------------------------------------------------------------------------------

TCL-1291.3                                                               Page 11
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


the monthly income change method.

     We can delete or stop offering either the annual or the monthly income change method in any investment account, as described in section 67.

42. Starting the Income Benefit. Payment of your income benefit will begin as of the annuity starting date you have chosen, if you and the annuitant are then living and:

     A)   you have chosen one of the income options set forth in section 43; and
     B) you have chosen one of the income change methods set forth in section 41, if you have any investment account accumulations; and
     C) if you choose a one-life annuity, we have received due proof of the annuitant's age; and
     D) if you choose a two-life annuity, we have received due proof of the annuitant's age and the second annuitant's age.

     If the requirements of this section have not been completed by the annuity starting date you have chosen, the annuity starting date will be deferred to the first of the month after these requirements have been completed. You may change the annuity starting date at any time on or before the day the income benefit begins, by written notice to us, as explained in section 74. You may change the annuity starting date to the first of any month following the date of the change, but not to a month:

     A)   earlier than fourteen months after the date of issue shown on page 3;
          or
     B)   later than the annuitant's ninetieth birthday.

     If you have not chosen an annuity starting date prior to the first of the month in which the annuitant turns age 90, you will be deemed to have chosen that date.

43. Income Options are the ways in which you may have the income benefit paid. Any time before the annuity starting date you may choose one of the options listed below. Any choice or change of such choice must be made by written notice to us as explained in section 74. You may change your choice at any time before payments begin, but once they have begun no change can be made.

     The following are the income options from which you may choose. Each is payable from the fixed account, or from any of the investment accounts unless we delete or stop providing unit- annuities from any accounts as described in section 67. In addition to providing an income during the lifetime of the annuitant or for a fixed period, some options provide that payments will continue for the lifetime of a second annuitant, and some provide that payments will continue in any event during a guaranteed period as explained below. The income options are described as monthly payments, but you may choose quarterly, semiannual or annual payments. The periodic amount paid to you or a surviving second annuitant depends on which of these options you choose. You may not elect an option which would not be treated as an annuity under federal tax law. The periodic amount paid depends on which of these options you choose:

     One-Life Annuity. A payment will be made to you each month for as long as the annuitant is alive. You may include a guaranteed period of 10, 15 or 20 years. If you do not include a guaranteed period, all payments will cease at the annuitant's death. If you include a guaranteed period and the annuitant dies before the end of that period, monthly payments will continue until the end of that period and then cease.

     Two-Life Annuity. A payment will be made to you each month for as long as either the

--------------------------------------------------------------------------------

TCL-1291.3                                                               Page 12
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


     annuitant or the second annuitant is alive. You cannot change your choice of second annuitant after payments begin. You may include a guaranteed period of 10, 15 or 20 years. If you do not include a guaranteed period, all payments will cease at the death of the last survivor of the annuitant and second annuitant. You may choose from among the following forms of two-life annuity.

          Full Benefit While Either the Annuitant or the Second Annuitant is Alive. The full monthly benefit will continue as long as either the annuitant or the second annuitant is alive. If you included a guaranteed period and the annuitant and second annuitant both die before the end of the period chosen, the full amount of the monthly payments that would have been paid if both had lived will continue until the end of that period and then cease.

          Two-thirds Benefit After the Death of Either the Annuitant or the Second Annuitant. At the death of either the annuitant or the second annuitant, two-thirds of the monthly payments that would have been paid if both had lived will continue for the life of the survivor. If you included a guaranteed period and the annuitant and the second annuitant both die before the end of the period chosen, two-thirds of the monthly payments that would have been paid if both had lived will continue to the end of that period and then cease.

          Half Benefit After the Death of the Annuitant. The full monthly income will continue as long as the annuitant is alive. If the second annuitant survives the annuitant, one-half the monthly payments that would have been paid if the annuitant had lived will continue for the life of the second annuitant. If you included a guaranteed period and the annuitant and the second annuitant both die before the end of the period chosen, one-half the monthly payments that would have been paid if the annuitant had lived will continue to the end of that period and then cease.

     Fixed-Period Annuity. A payment will be made each month for a fixed period you choose that is not less than 2 nor more than 30 years. At the end of the period chosen no further payments will be made. If the annuitant dies before the end of the period chosen, the monthly payments will continue to the end of that period and then cease.

     Automatic Election Provision. If, on the annuity starting date determined in accordance with section 42, you have not chosen one of the income options described in the contract, you will be deemed to have chosen a one-life annuity. If allowed under federal tax law, a 10-year guaranteed period will be included. Fixed account accumulations will be used to provide income benefits from the fixed account, and investment account accumulations will be used to provide income benefits from the investment accounts initially in the same proportion as each investment account's accumulation to the contract's total investment account accumulation. Income benefits from the investment accounts will be determined under the annual income change method.

44. Distribution Requirements upon the Death of the Owner. If you die on or after the annuity starting date, any income benefit remaining due must be distributed at least as rapidly as under the income option on which income benefit payments were being made as of the date of death.

                              PART F: DEATH BENEFIT

45. Availability of the Death Benefit. If you or the annuitant dies before the annuity starting

--------------------------------------------------------------------------------

TCL-1291.3                                                               Page 13
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


date, the death benefit will become available to the death benefit payee. If you die and your spouse is the sole death benefit payee, he or she may choose to become the owner and continue the contract, or instead choose to be paid the death benefit. If your spouse does not make a choice, within 60 days of the date we receive due proof of death, he or she will automatically become the owner of the contract as of the date of your death. If you were also the annuitant, your spouse, upon becoming the owner, will also become the annuitant.

46. The Death Benefit Payable Date is the date we authorize payment of the death benefit, which is the date we receive:

     A)   due proof of death of you or the annuitant;
     B) the choice of a method of payment as provided in section 50; and C) due proof of the death benefit payee's age if the method of payment chosen pays a lifetime income,

provided that the death benefit payable date will not be later than the first of the month following the 60th day after we receive due proof of the death of you or the annuitant. If no method of payment is chosen before that date, we will pay the death benefit as annual payments for a fixed period ending in the twelve-month period preceding the fifth anniversary of the date of the death. Fixed account accumulations will be used to provide payments from the fixed account, and investment account accumulations will be used to provide payments from the investment accounts initially in the same proportion as each investment account's accumulation to the contract's total investment account accumulation.

47. Guaranteed Minimum Death Benefit. The death benefit will be the greater of A and B where:

     A    is your contract accumulation; and
     B    is the sum of all premiums credited less any lump-sum benefits paid.

As of the death benefit payable date, your fixed account accumulation will be increased by the excess, if any, of B over A (where A and B are as defined above) in order to pay the death benefit in accordance with this minimum amount.

48. The Amount of the Fixed Account Death Benefit payment(s) will be determined, as of the death benefit payable date, by:

     A) the amount of your fixed account accumulation, after any adjustment in accordance with the guaranteed minimum death benefit, as described in section 47;
     B)   the rates specified in the rate schedule;
     C) the method of payment and the frequency of payment chosen for the death benefit;
     D) if the method chosen pays a lifetime income, the age of the death benefit payee.

49.The Number of Annuity Units Payable to the Death Benefit Payee under each income change method from each investment account will be determined as of the date the unit-annuity begins, on the basis of:

     A)   the value of your accumulation units in that investment account;
     B)   the rates specified in the rate schedule;
     C) the method of payment and the frequency of payment chosen for the death benefit;

--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 14
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


     D) if the method chosen pays a lifetime income, the age of the death benefit payee; and
     E) for the income change method selected, that investment account's annuity unit value as described in section 39.

50. Methods of Payment. We will pay the death benefit to the death benefit payee under one of the methods of payment set forth below. Each is payable from the fixed account, or from any of the investment accounts unless we delete or stop providing unit-annuities from any account as described in section 67. You may choose or change the method of payment at any time before payments begin. If your beneficiary is the death benefit payee, he or she may change the method chosen by you, unless you specify otherwise. If you do not choose a method, your beneficiary will make the choice if he or she becomes entitled to payments. Any choice of method or change of such choice must be made by written notice to us, as explained in section 74. Once payment of the death benefit has begun, the choice may not be changed. Methods providing a lifetime income may be elected only if the death benefit payee is a natural person. A fixed or guaranteed period may not exceed the death benefit payee's life expectancy. The methods of payment are described as monthly payments, but the death benefit payee may choose quarterly, semiannual or annual payments.

     Single-sum Payment. The death benefit will be paid to the death benefit payee in one sum.

     One-Life Annuity. A payment will be made to the death benefit payee each month for life. A guaranteed period of 10, 15 or 20 years may be included. If a guaranteed period isn't included, all payments will cease at the death benefit payee's death. If a guaranteed period is included and the death benefit payee dies before the end of that period, monthly payments will continue until the end of that period and then cease.

     Fixed-Period Annuity. A payment will be made to the death benefit payee each month for a fixed period of not less than 2 nor more than 30 years, as chosen. At the end of the period chosen the entire death benefit will have been paid out. If the death benefit payee dies before the end of the period chosen, the monthly payments will continue until the end of that period and then cease.

     If any method chosen would result in payments of less than $100 a month, we will have the right to require a change in choice that will result in payments of not less than $100 a month.

51. Distribution Requirements upon the Death of the Owner. Notwithstanding any other provision in your contract, if you die before the annuity starting date, we will pay the death benefit in accordance with the requirements of Section 72(s) of the Internal Revenue Code of 1986, as amended. Thus, the death benefit must be distributed within five years of the death of the owner. However, if your beneficiary is a natural person and payments begin within one year of your death, and within 60 days of the date we receive due proof of your death, the distribution may be made over the lifetime of your beneficiary or over a period not to exceed your beneficiary's life expectancy. If your spouse is the sole death benefit payee, he or she may choose to become the owner and continue the contract. If the owner is not a natural person, the death of the first annuitant is treated as the death of the owner for these distribution requirements.

52. Transfers and Switches Available to a Beneficiary. If your beneficiary is receiving annuity income under this contract from a death benefit method, he or she will have the same opportunity to transfer or switch as you would have under an income option, as described in Part H.

--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 15
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


            PART G: LUMP-SUM BENEFITS and TRANSFERS OF ACCUMULATIONS

53. Availability. On or before the day your income benefits begin, you may choose a lump-sum benefit or transfer from any account under your contract. Lump-sum benefits from an account's accumulation must be at least $1,000 or for the entire account accumulation. Transfers between account accumulations must be at least $250 or for the entire account accumulation. Only one lump-sum benefit or transfer from the fixed account may be made in any 180-day period. After we have given you three months' written notice, we may limit transfers from any investment account to no more than one transfer in any 90-day period.

     We may limit to $300,000 the total premiums and transfers credited to your fixed account accumulation, in any twelve-month period.

     Any request to receive a lump-sum benefit must be made by written notice to us as explained in section 74. If your entire contract accumulation is withdrawn, all obligations of TIAA-CREF Life to you under the contract are fulfilled. Any request to transfer accumulations must be in a form acceptable to us.

     We reserve the right to stop accepting transfers into the fixed account three months after having given you written notice.

54. Effective Date of a Lump-Sum Benefit or Transfer. A lump-sum benefit payment or transfer will be effective, and all values determined as of the end of the business day we receive your request in a form acceptable to us, unless you choose to defer the effective date to a future day acceptable to us. A request for a lump-sum benefit or transfer cannot be revoked after its effective date.

     We are required by law to reserve the right to defer payment of a lump-sum benefit from the fixed account for up to six months. Also, we reserve the right to delay a transfer from the fixed account for up to six months. If we defer payment of a lump-sum benefit or a transfer from the fixed account for ten or more working days, we will credit interest at the total rate then applicable to amounts left on deposit with us, but not less than 3%. If at any time applicable state law requires a higher rate of interest, such rate will be credited. Payment of a lump-sum benefit or a transfer from an investment account may be delayed to the extent permitted or required under the federal Investment Company Act of 1940, or any other applicable federal or state law.

         PART H: TRANSFERS OF ANNUITY INCOME and SWITCHES BETWEEN INCOME
                                 CHANGE METHODS

55. Transfers from the Investment Accounts. You may exchange some or all of your annuity units payable from one investment account for annuity units payable from another investment account then offering unit-annuities under the same income change method or to the fixed account for future income. Transfers from each income change method within each investment account cannot be made more frequently than once per calendar quarter, and must consist of a periodic payment of at least $100 or the entire payment.

56. Transfers from the Fixed Account. You may transfer the actuarial present value of some or all of your future guaranteed annuity income in the fixed account to obtain variable income from any investment account that is equity-based as listed on page 4, under one of the two methods described below. Transfers from the fixed account cannot be made more frequently than once per calendar year, and must consist of a periodic payment of at least $100 or the entire payment. Any income that has been transferred as described in this section may subsequently be transferred

--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 16
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


among any of the equity-based investment accounts, but may not be transferred back to the fixed account, and may not be transferred to any investment account that is not equity-based.

The two transfer methods are:

     Lump sum transfer. You may transfer, in a lump sum, any percentage between 1% and 20% of your future annuity income, subject to the $100 minimum as described above.

     Installment transfer. You may transfer all of your future annuity income over a period of five years. Each year the installment transfer will be equal to a percentage of your future annuity income as of the effective date of that year's transfer. In the first year the percentage will be 20%; in the second year the percentage will be 25%; in the third year the percentage will be 33-1/3%; in the fourth year the percentage will be 50%; and in the fifth year the percentage will be 100%.

          You may at any time cancel all transfers under this method that are due after the business day we receive your request to cancel in a form acceptable to us. If you die before an installment transfer is completed, we will cancel any remaining transfers that are due after the date we receive due proof of your death.

57. No Change in Income Choices. The annuitant, second annuitant, income option, and remaining guaranteed period of payments can not change as a result of a transfer of annuity income. For a transfer between investment accounts, the income change method for unit-annuity payments will not change as a result of a transfer.

58. Effective Date of a Transfer of Annuity Income. You begin to participate in an account to which you transfer as of the end of the effective date of the transfer. The effective date of a transfer will be the end of the business day in which we receive your request in a form acceptable to us. Transfers to the fixed account will be applied to the fixed account at the beginning of the day following the day the funds are withdrawn from an investment account.

     You may defer the effective date until any valuation day following the day on which the above requirements are met. You cannot revoke any transfer after its effective date.

     For transfers from the fixed account under the installment transfer method, the effective date of transfers subsequent to the first will be the anniversary of the first transfer, or on the following business day if the anniversary is not a business day.

59. Date of Change in Payments After a Transfer. Your payments will change when annuity units are revalued on the next appropriate payment valuation date that is on or after the transfer's effective date.

     Thus, if you transfer annuity units payable under the annual income change method between two investment accounts, your unit-annuity payments will change when your unit-annuity payment is revalued on the following payment valuation date for the annual income change method (currently March 31 for unit-annuity payments due on and after the following May 1).

     If you transfer annuity units payable under the monthly income change method between two investment accounts, or if you transfer annuity units payable under either income change method either from or to the fixed account, your payments will change following the next payment valuation date for the monthly income change method (currently the twentieth day of each month, or the prior business day if the twentieth is not a business day).

60. Change in Number of Annuity Units Payable After a Transfer from an Investment Account. The number of annuity units payable under an income change method from an

--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 17
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


investment account under your contract will be reduced by the number of annuity units you transfer out of that income change method under that investment account. The number of annuity units payable under an income change method from an investment account under your contract will be increased by any transfers you make to that income change method under that account.

61. Change in Fixed Account Payments After a Transfer. If you transfer future annuity income into the fixed account, the resulting additional amount of income payable from the fixed account will be determined as of the effective date of the transfer by:

     A)   the rates specified in the rate schedule;
     B)   the age of the annuitant, if he or she is alive;
     C)   the age of the second annuitant, if he or she is alive;
     D) the income option in effect and the remaining guaranteed period, if any; and
     E)   the frequency of payment.

If you transfer future annuity income out of the fixed account, the amount of income payable from the fixed account will be reduced by the benefits transferred.

62. The Actuarial Present Value of future annuity payments as of any valuation day is determined using:

     A)   the amount of the guaranteed annuity payments;
     B) the interest rates and mortality tables that were used to determine the amount of the guaranteed annuity payments;
     C)   the ages of the annuitants, if they are alive;
     D) the remaining guaranteed period (if any), and the income option under which benefits are being paid; and
     E)   the frequency of payment.

63. Switching Between Income Change Methods. A switch between income change methods is the exchange of annuity units payable under one income change method from an investment account, for annuity units payable under the other income change method from the same investment account. You may switch annuity units payable under this contract from one income change method to the other income change method under the same investment account, if both income change methods are then offered in that account.

64. Effective Date of a Switch in Income Change Methods. All switches between income change methods will be effective on the payment valuation date for the annual income change method, currently March 31. We must receive, in a form acceptable to us, your request for a switch on or before the end of the payment valuation date (or the last business day before the payment valuation date if it isn't a business day) in order for the switch to be effective on that date. You cannot revoke a switch after its effective date, but you can switch back to the original method on a subsequent payment valuation date for the annual income change method (currently March 31), unless prohibited as described in section 67.

     You begin to participate in the experience of the investment account under the income change method to which you switch annuity units as of the end of the effective date of the switch. Your unit-annuity payments will change when they are revalued on the next payment valuation date that is on or after the effective date of the switch. Thus, if you switch on a March 31 (the current effective date for all switches), your April 1 payment (if any) will not change due to the

--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 18
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


switch. Your May 1 payment (if any) will reflect the annuity units payable under each income change method after the switch.

65. Change in Number of Annuity Units Payable After a Switch in Income Change Methods. The number of annuity units payable under an income change method from an investment account under your contract will be reduced by the number of annuity units you switch out of that income change method under that investment account. The number of annuity units payable under an income change method from an investment account under your contract will be increased by any switch you make to that income change method under that investment account.

                           PART I: GENERAL PROVISIONS

66. Insulation of Separate Account. TIAA-CREF Life owns the assets in separate account TIAA-CREF Life VA-1. To the extent permitted by law, the assets of the separate account will not be charged with liabilities arising out of any other business TIAA-CREF Life may conduct. All income, gains and losses, whether or not realized, of an investment account of the separate account will be credited to or charged against only that investment account without regard to TIAA-CREF Life's other income, gains or losses.

67. Addition or Deletion of an Investment Account, Unit Annuities from an Investment Account, or Income Change Method for Unit Annuities from an Investment Account. We may, as permitted by applicable law, add, combine, or delete investment accounts within the separate account. If you own accumulation units in an investment account that is deleted, you must transfer them to any other available investment account or to the fixed account.

     We can add, delete or stop providing unit-annuities in any investment account. We can also start or stop providing unit-annuities payable under either the annual or monthly income change method from any current or future investment account. If you have annuity units payable from an investment account that is deleted or in which we stop providing unit-annuities, you must transfer them to another investment account that maintains annuity units or to the fixed account.

     If you have annuity units payable under an income change method from an investment account and we stop providing that income change method, you must:

     A) switch those annuity units to the other income change method in the same investment account;
     B) transfer them to another investment account then offering the same income change method; or
     C)   transfer them to the fixed account.

If you do not tell us to transfer or switch your annuity units, we will switch them to the other income change method in the same investment account.

     All elections and choices made in connection with an income option or method of payment of the death benefit and in effect as of the date of transfer will remain in effect.

     Any changes as described in this section will be effected only after obtaining any approvals required by the New York Insurance Department.

68. Change or Substitution of Funds. We may, as permitted by applicable law, change or substitute the fund(s) whose shares are held by the investment account(s). Any such changes will be effected only after obtaining the approval of the New York Insurance Department.


--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 19
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


69. Reports. At least once each year until the annuity starting date, we will provide you with a report for the calendar year just ended. It will provide a statement of the investments held in the separate account, and it will show the value of your contract accumulation, the death benefit, your fixed account accumulation, and for each investment account accumulation, the value of your accumulation, the number of your accumulation units, and the value of one accumulation unit.

70. No Loans. This contract does not provide for loans.

71. Assignment. You may assign this contract prior to the annuity starting date. We assume no responsibility for the validity of any such assignment, nor will we be charged with notice of any assignment unless it is in writing and has been received by us. The rights of the owner, annuitant, any second annuitant, any beneficiary and any other person to receive benefits under this contract will be subject to the terms of any assignment. You should consult your tax advisor before making any assignment of your contract.

     This contract may not be assigned on or after the annuity starting date.

72. Protection Against Claims of Creditors. The benefits and rights accruing to you or any other person under this contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

73. Non-Forfeiture of Benefits. Any paid-up annuity, cash surrender or death benefits payable under this contract will not be less than the minimum required as of the date of issue by any applicable statute of the state or other jurisdiction in which this contract was delivered.

74. Procedure for Elections and Changes. You have to make any choice or change available under your contract in a form acceptable to us at our home office in New York, NY. If you send us a notice changing your beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before receiving the notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice.

75. Payment to an Estate, Guardian, Trustee, etc. TIAA-CREF Life won't be responsible for the acts or neglects of any executor, trustee, guardian, or other third party receiving payments under your contract. If you designate a trustee of a trust as beneficiary, we are not obliged to ask about the terms of the underlying trust or any will. If death benefits become payable to the designated trustee of a testamentary trust, but:

     A) no qualified trustee makes claim for the benefits within nine months after your death; or
     B) evidence satisfactory to us is presented at any time within such nine-month period that no trustee can qualify to receive the benefits due,

payment will be made to the successor beneficiaries, if any are designated and survive you; otherwise payment will be made to the executors or administrators of the owner's estate.

     If benefits become payable to an inter-vivos trustee, but the trust is not in effect or there is no qualified trustee, payment will be made to the successor beneficiaries, if any are designated and survive you; otherwise payment will be made to the executors or administrators of the owner's


--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 20
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


estate.

     Payment to any trustee or estate as provided for above shall fully satisfy TIAA-CREF Life's payment obligations under this contract to the extent of such payment.

76. Investment Company Act of 1940. The separate account is a unit-investment trust which is a registered investment company under the Investment Company Act of 1940. However, we may operate the separate account using any other form permitted under the Act. Also, we may deregister the separate account under the Act, subject to compliance with applicable law.

77. Service of Process upon TIAA-CREF Life. We will accept service of process in any action or suit against us on this contract in any court of competent jurisdiction in the United States or Puerto Rico provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the state, district or territory in which the action or suit is brought. This section does not waive any of our rights, including the right to remove such action or suit to another court.

78. Benefits Based on Incorrect Age. If the amount of benefits is determined by data as to a person's age that is incorrect, benefits will be recalculated on the basis of the correct age. Any amounts underpaid by us on the basis of the incorrect data will be paid at the time the correction is made. Any amounts overpaid by us on the basis of the incorrect data will be charged against the payments due after the correction is made. Any amounts so paid or charged will include compound interest at the effective rate of 6% per year.

79. Proof of Survival. For any benefit that requires the owner, annuitant, any second annuitant, any beneficiary and/or any other person named to receive benefits be alive on the date any benefit payment is due under the terms of this contract, we may require satisfactory proof that such person or persons are alive. If this proof is not received after it has been requested in writing, we will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a two-life annuity we have overpaid benefits because of a death of which we were not notified, subsequent payments will be reduced or withheld until the amount of the overpayment, plus compound interest at the rate of 6% per year, has been recovered.

80. Compliance with Laws and Regulations. We will administer the contract to comply with all applicable laws and regulations pertaining to annuities and the terms and conditions of the contract. You cannot elect any benefit or exercise any right under your contract if the election of that benefit or exercise of that right is prohibited under an applicable state or federal law or regulation. We will withhold and forward to tax authorities any amounts required by law.

81. Right to Amend. We reserve the right to change this contract from time to time in order to comply with applicable federal and state laws on annuities. If we make such a change, we will do so for all contracts written on this form and delivered in the same state this contract was delivered.

82. Correspondence and Requests for Benefits. No notice, application, form, or request for benefits will be deemed to be received by us unless it is received at our home office in New York, NY. All benefits are payable at our home office in New York, NY. Any questions about your contract or inquiries about our services should be directed to us at our home office address: TIAA-CREF Life, 730 Third Avenue, New York, NY 10017-3206.


--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 21
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


                              PART J: RATE SCHEDULE

83. Fixed Account. The annuity purchase rates applicable to the fixed account accumulation under this contract will be computed on this basis:

     (1)  a deduction for any premium taxes incurred by us for your contract;
     (2)  interest at the effective annual rate of 2 1/2%; and
     (3) mortality according to the Annuity 2000 Mortality Table (TIAA Merged Gender Mod E).

     We may pay income or death benefits that are higher than the benefit amounts guaranteed by this rate schedule.

     We will compute any benefits provided by the portion of your fixed account accumulation resulting from amounts applied to the fixed account on the basis stated above, or, if it produces a larger payment, on the rate basis we use for computing the amount of any nonqualified individual single premium immediate annuity being offered when the payments start, after a deduction for any premium taxes incurred by us for your contract when annuity payments commence.

     No surrender charge will be assessed against lump-sum benefit payments or transfers from your fixed account accumulation.

     These rates cease to apply to any fixed account accumulations that you transfer to any of the investment accounts.

84. Investment Accounts. The annuity purchase rates applicable to the investment account accumulations under this contract will be computed on this basis:

     (1)  a deduction for any premium taxes incurred by us for your contract;
     (2)  an assumed net annual rate of investment return of 4%; and
     (3) mortality according to the Annuity 2000 Mortality Table (TIAA Merged Gender Mod E).

     The assumed net annual rate of investment return of 4% applies to the first payment made. Subsequent payment amounts may increase or decrease depending on the net investment return of the investment accounts.

     No surrender charge will be assessed against lump-sum benefit payments or transfers from your investment account accumulation.


--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 22
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


================================================================================
                           Fixed Account Payment Table

               Guaranteed Annual Amount of Income Benefits under a
                One-Life Annuity with Ten-Year Guaranteed Period
       Provided by $10,000 from your Fixed Account Accumulation (after any applicable premium taxes have been deducted) One-twelfth of the amount shown is payable each month

--------------------------------------------------------------------------------

  Adjusted       Annual       Adjusted       Annual       Adjusted       Annual
  Age When     Amount of      Age When     Amount of      Age When     Amount of
  Payments      Monthly       Payments      Monthly       Payments      Monthly
   Begin        Benefit         Begin       Benefit         Begin       Benefit
                Payments                    Payments                    Payments
--------------------------------------------------------------------------------
     40         $327.20          57         $388.60          74         $519.75
     41         $329.74          58         $393.81          75         $531.49
     42         $332.37          59         $399.25          76         $543.85
     43         $335.11          60         $404.93          77         $556.88
     44         $337.96          61         $410.86          78         $570.60
     45         $340.93          62         $417.06          79         $585.03
     46         $344.03          63         $423.54          80         $600.20
     47         $347.26          64         $430.32          81         $616.11
     48         $350.63          65         $437.42          82         $632.79
     49         $354.15          66         $444.86          83         $650.24
     50         $357.83          67         $452.67          84         $668.47
     51         $361.67          68         $460.86          85         $687.47
     52         $365.69          69         $469.47          86         $707.21
     53         $369.88          70         $478.52          87         $727.66
     54         $374.26          71         $488.04          88         $748.77
     55         $378.84          72         $498.06          89         $770.47
     56         $383.61          73         $508.62          90         $792.66

--------------------------------------------------------------------------------
The yearly payments shown above are those that result from the application of an accumulation of $10,000 in the fixed account to the specified income option when the annuitant has attained an adjusted age as shown, but has not passed the date on which that adjusted age was attained by as much as one month. The annuitant's adjusted age equals the annuitant's actual age minus three months for each completed year between January 1, 2000 and the annuity starting date. All ages used in computing benefits are calculated in completed years and months. Payments beginning at ages other than those shown, and under other income options, are computed on the basis stated in the rate schedule. For accumulations other than $10,000, payments will be proportionate.
================================================================================


--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 23
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


================================================================================
                    Investment Account Initial Payment Table

                Initial Annual Amount of Income Benefits under a
                One-Life Annuity with Ten-Year Guaranteed Period
       Provided by $10,000 from an Investment Account Accumulation (after any applicable premium taxes have been deducted)
              One-twelfth of the amount shown is payable each month

--------------------------------------------------------------------------------

  Adjusted   Initial Annual   Adjusted   Initial Annual   Adjusted    Initial Annual
  Age When     Amount of      Age When     Amount of      Age When      Amount of
  Payments      Monthly       Payments      Monthly       Payments       Monthly
   Begin        Benefit         Begin       Benefit         Begin        Benefit
                Payments                    Payments                     Payments
------------------------------------------------------------------------------------
     40         $442.44          57         $496.64          74          $620.99
     41         $444.54          58         $501.44          75          $632.34
     42         $446.74          59         $506.47          76          $644.32
     43         $449.04          60         $511.75          77          $656.95
     44         $451.46          61         $517.27          78          $670.27
     45         $454.00          62         $523.06          79          $684.29
     46         $456.66          63         $529.14          80          $699.03
     47         $459.46          64         $535.51          81          $714.51
     48         $462.41          65         $542.21          82          $730.73
     49         $465.50          66         $549.25          83          $747.70
     50         $468.76          67         $556.65          84          $765.42
     51         $472.18          68         $564.45          85          $783.88
     52         $475.78          69         $572.66          86          $803.05
     53         $479.56          70         $581.31          87          $822.89
     54         $483.53          71         $590.44          88          $843.35
     55         $487.70          72         $600.08          89          $864.36
     56         $492.06          73         $610.25          90          $885.83

--------------------------------------------------------------------------------
The initial yearly payments shown above are those that result from the application of an accumulation of $10,000 in an investment account to the specified income option when the annuitant has attained an adjusted age as shown, but has not passed the date on which that adjusted age was attained by as much as one month. The annuitant's adjusted age equals the annuitant's actual age minus three months for each completed year between January 1, 2000 and the annuity starting date. All ages used in computing payments are calculated in completed years and months. Initial payments at ages other than those shown, and under other income options, are computed on the basis stated in the rate schedule. For accumulations other than $10,000, initial payments will be proportionate.

Payments subsequent to the initial payment are subject to change depending on the investment performance of the fund underlying the investment account and the income change method chosen.
================================================================================


--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 24
TIAA-CREF Life PAS                                                   Ed. 10-2000

Your TIAA-CREF Life Personal Annuity Select Contract
--------------------------------------------------------------------------------


                     INDEX OF IMPORTANT TERMS AND PROVISIONS

                                      Section                                           Section
Accumulation............................28-36          Definition............................13
Accumulation Unit..........................32          Switching..........................63-65
     Number of.............................36          Addition or Deletion..................67
Actuarial Present Value....................62     Income Options.............................43
Additional amounts.........................30     Investment Account.........................14
Annuitant...................................1          Addition or Deletion..................67
Annuity Starting Date.......................2          Change or Substitution of Funds.......68
Annuity Unit............................39-40          Equity-based..........................56
     Definition.............................3     Investment Company Act of 1940.............76
Assignment.................................71     Laws and Regulations - Compliance with.....80
Beneficiary.................................4     Loans - Not available......................70
     Transfer and Switch Rights............52     Lump-sum Benefit........................53-54
Benefits Based on Incorrect Age............78          Definition............................15
Business Day................................5     Net Investment Factor......................33
Claims of Creditors........................72     Non-Forfeiture of Benefits.................73
Commuted Value..............................6     Owner......................................16
Contract................................23-24     Payment to an Estate, Trustee, etc.........75
Correspondence with Us.....................82     Premiums................................25-27
Death Benefit...........................45-52     Proof of Survival..........................79
     Definition.............................7     Rate Schedule...........................83-84
     Naming Your Beneficiary................4          Definition............................17
     Number of Annuity Units...............49     Report of Accumulation.....................69
     Payee..................................8     Right to Amend.............................81
Distributions Required on Death of Owner          Second Annuitant...........................18
     After the Annuity Starting Date.......44     Separate Account...........................19
     Before the Annuity Starting Date......51          Charge................................35
Elections and Changes - Procedure..........74          Insulation of.........................66
Fixed Account...............................9     Service of Process upon TIAA-CREF Life.....77
Fund.......................................10     Transfer...................................20
     Change................................68          Accumulations......................53-54
General Account............................11          Annuity Income.....................55-62
Gross Investment Factor....................34     Unit-Annuity...............................21
Income Benefit..........................37-44          Addition or Deletion..................67
     Definition............................12     Valuation Day..............................22
Income Change Method.......................41


             Nonqualified Flexible Premium Limited Deferred Annuity
              Fixed and Variable Accumulations and Income Benefits

--------------------------------------------------------------------------------


TCL-1291.3                                                               Page 25
TIAA-CREF Life PAS                                                   Ed. 10-2000